3: Fulbright & Jaworski Document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2006

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On April 26, 2006, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period ended March 31, 2006, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 Press Release dated April 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

April 26, 2006 By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated April 26, 2006 regarding financial results for the quarterly period ended March 31, 2006

Exhibit 99.1

News Release

Contact: Mac McConnell

Senior Vice President, Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES FIRST QUARTER RESULTS

SALES INCREASE 49.6% - NET INCOME INCREASES 193%

Houston, TX, -- April 26, 2006 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced net income of $2,502,000 for the first quarter ended March 31, 2006, with diluted earnings per share of $.44 compared to net income of $854,000 and diluted earnings per share of $.15 for the first quarter of 2005. Sales increased 49.6% to $62.5 million from $41.8 million for the first quarter of last year. Sales by the two businesses acquired in 2005 accounted for $8.7 million of the sales increase. Excluding sales by the two acquired businesses, sales for the first quarter of 2006 increased 28.8% from the first quarter of 2005. The effect of the 2005 gulf coast hurricanes on the results of the first quarter of 2006 is believed to be immaterial.

David R. Little, Chairman and Chief Executive Officer said, "We are pleased with our internal growth and successes in delivering additional product categories and expertise to new and existing customers. Our productivity continues to improve through our efforts in supply chain management and information technology. We are excited about the prospects for 2006 and our outlook continues to be strong."

Mac McConnell, Senior Vice President and Chief Financial Officer said, "The businesses we acquired in 2005 have been successful in the first quarter of 2006. Combined sales for these two businesses increased approximately 42% compared to the pre-acquisition sales of those businesses for the first quarter of 2005. We are proud of our personnel for promptly completing the conversion of both of these businesses to DXP's computer system."

DXP Enterprises, Inc. is a leading products and service distributor focused on adding value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of its supply chain needs to DXP, so the customer can focus on its core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

******

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Sales	$ 62,512	$ 41,790
Cost of sales	45,159	30,821
Gross profit	17,353	10,969
Selling, general and administrative expense	12,919	9,454
Operating income	4,434	1,515
Other income	7	10
Interest expense	(363)	(244)
Minority interest in loss of consolidated subsidiary	21	63
Income before taxes	4,099	1,344
Provision for income taxes	1,597	490
Net income	2,502	854
Preferred stock dividend	23	23
Net income attributable to common shareholders	$ 2,479	$ 831

Basic income per share	$ 0.51	$ 0.20
Weighted average common shares outstanding	4,887	4,062
Diluted income per share	$ 0.44	$ 0.15
Weighted average common and common equivalent shares outstanding	5,659	5,568

UNAUDITED CALCULATION OF EBITDA* (IN THOUSANDS)
	Three Months Ended March 31,
	2006	2005
Income before income taxes	$ 4,099	$ 1,344
Plus interest expense	363	244
Plus depreciation and amortization	282	232
EBITDA	$ 4,744	$ 1,820

*EBITDA - earnings before interest, taxes, depreciation and amortization.